Exhibit 99.1

PRESS RELEASE

NORTHERN OIL AND GAS, INC. ANNOUNCES EARLY EXERCISE OF OUTSTANDING WARRANTS

WAYZATA, MINNESOTA --- April 28, 2008 --- Northern Oil and Gas, Inc. (AMEX: NOG) (“Northern Oil”) announced today that it has received additional equity capital of approximately $9.8 million from the early exercise of outstanding warrants previously issued in connection with its September 2007 institutional private placement.  A majority of the holders of Northern Oil’s outstanding $5.00 per share warrants recently exercised their warrants in exchange for a $0.25 reduction in the warrants’ exercise price.

FIG Partners, LLC Energy Research and Capital Group acted as agent on Northern Oil’s behalf in facilitating the exercise of the warrants.

“We are very excited about the confidence our investors have shown in Northern Oil by exercising their warrants nearly one year prior to their expiration,” commented Michael Reger, Chief Executive Officer of Northern Oil.  “The capital received from the exercise of those warrants combined with our recent $8.1 million land bank arrangement provides us the liquidity and resources necessary to continue to grow our acreage position in Mountrail County and fund the drilling and development activities already underway on our current acreage.  We believe our current cash position and increasing cash flows will enable Northern Oil to successfully meet all of our drilling objectives for the foreseeable future.”

Northern Oil has participated in six successful well completions to-date and expects to participate in over 40 gross wells currently permitted in the North Dakota Bakken trend of the Williston Basin in the coming months.

About Northern Oil and Gas, Inc.:

Northern Oil and Gas, Inc. is an exploration and production company based in Wayzata, Minnesota. Our core area of focus is the Williston Basin, specifically the Mountrail County, North Dakota area Bakken Play where the company controls approximately 32,000 net mineral acres. Northern Oil's secondary objective is conventional, 3D driven, oil and gas exploration and development throughout the Rocky Mountain region.

More information about Northern Oil and Gas, Inc. can be found at www.northernoil.com.

Safe Harbor:

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Contact:

Michael Reger

CEO

Ryan Gilbertson

CFO

Phone:  952-476-9800

Fax:  952-476-9801

www.NorthernOil.com